Filed Pursuant to Rule 424(b)(3)

Registration No. 333-194823

PROSPECTUS

1,000,000 Shares of Common Stock

This prospectus relates to the sale or other disposition of up to 1,000,000 shares of our common stock, $0.001 par value, by the selling stockholder named in this prospectus. The selling stockholder acquired the common stock from us in a private placement transaction pursuant to the terms of a License and Collaboration Agreement dated as of February 2, 2010, as amended October 3, 2013, by and between the selling stockholder and us. We are registering the shares as required by a Registration Rights and Stockholder Agreement dated as of February 2, 2010, which we entered into with the selling stockholder. However, the registration of the shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

The selling stockholder or its pledgees, donees, transferees or other successors-in-interest may, from time to time, sell or otherwise dispose of any or all of their shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” on pages 6-8 of this prospectus. We have agreed to bear all costs, expenses and fees in connection with the registration of the common stock offered by the selling stockholder. However, we will not be paying any underwriting discounts, commissions or brokerage fees in this offering or any fees or expenses of the selling stockholder’s legal counsel.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SPPI.” On May 6, 2014, the last reported sale price for our common stock was $7.02 per share.

The selling stockholder and any broker-dealer executing sell orders on behalf of the selling stockholder, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. See “Plan of Distribution.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the Commission. It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to give or provide any information different from the information that is contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement and, if given, such information must not be relied upon as having been made or authorized by us. The information contained in this prospectus is accurate only as of the date on the front of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, any information we have incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision. Unless the context otherwise requires, all references in this prospectus to the “Company”, “we,” “us,” “our,” “Spectrum” and “Spectrum Pharmaceuticals” refer to Spectrum Pharmaceuticals, Inc. and its subsidiaries and other consolidated entities, as a consolidated entity.

Overview

Spectrum Pharmaceuticals, Inc. and its wholly-owned subsidiaries (“Spectrum”, the “Company”, “we”, “our”, or “us”), is a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology. Our strategy is comprised of acquiring, developing and commercializing a broad and diverse pipeline of late-stage clinical and commercial products.

We currently market four oncology drugs:

•	FUSILEV injection for patients in the U.S. with advanced metastatic colorectal cancer and to counteract certain side effects of methotrexate therapy;

•	ZEVALIN injection for patients in the U.S. and various international markets with follicular non-Hodgkin’s lymphoma;

•	FOLOTYN injection for patients in the U.S. with relapsed or refractory peripheral T-cell lymphoma; and

•	MARQIBO injection for patients in the U.S. with relapsed Philadelphia chromosome–negative acute lymphoblastic leukemia.

We also have ongoing indication expansion studies with several of our marketed products, and a diversified pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. We have assembled an integrated in-house scientific team, including formulation development, clinical development, medical affairs, regulatory affairs, biostatistics and data management, and have established a commercial infrastructure for the marketing of our drug products. We also leverage the expertise of our worldwide partners to assist in the execution of our business strategy described in detail below.

Our business strategy is comprised of the following three initiatives:

•	Maximizing the revenue potential of our four currently-marketed drugs for the treatment of cancer.

Our near-term outlook largely depends on sales and marketing successes for our four marketed drugs. It is this base business, along with potential additional indications for these drugs, that provides the working capital needed to operate our daily business and provides the necessary capital for opportunistic acquisitions.

•	Developing and commercializing the drugs for the treatment of cancer within our pipeline.

Our strategy for our development portfolio is to focus on late-stage development drugs. We strive to complete clinical studies to demonstrate the safety and efficacy of these drugs in order to obtain regulatory approval in a timely manner. Upon obtaining approval, our sales and marketing function educates physicians on the safety of the drug and its effectiveness in treating patients for the approved indication, with the goal of achieving maximum commercial success.

•	Expanding our pipeline of development-stage and commercial-stage drugs through business development activities.

It is our goal to identify new strategic opportunities that are synergistic with our currently-marketed drugs. We will continue to (i) explore strategic collaborations as they relate to drugs that are either in clinical trials or are currently on the market, and (ii) identify and secure drugs that have significant growth potential – through enhanced marketing and sales efforts and/or through pursuit of additional clinical development. We may also identify and pursue partnerships for out-licensing certain of our drugs in development.

Corporate Information

We are a Delaware corporation. We originally incorporated in Colorado in December 1987 as Americus Funding Corporation. We changed our corporate name in August 1996 to NeoTherapeutics, Inc., and reincorporated in Delaware in June 1997. We changed our corporate name in December 2002 to Spectrum Pharmaceuticals, Inc. Our principal executive office is located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Our telephone number is (702) 835-6300. Our website is located at www.sppirx.com and www.spectrumpharm.com. The information on, or that can be accessed through, our website is not incorporated by reference into this into this prospectus and you should not consider such information part of this prospectus.

Spectrum Pharmaceuticals, Inc.®, FUSILEV®, FOLOTYN®, ZEVALIN®, MARQIBO®, EOquin®, and RenaZorb® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its subsidiaries. Redefining Cancer CareTM, Turning Insights Into HopeTM, RIT Oncology, LLCTM, RITTM, RRZTM, and our logos are trademarks owned by Spectrum Pharmaceuticals, Inc. and its subsidiaries. All other trademarks and trade names are the property of their respective owners.

License and Collaboration Agreement with TopoTarget A/S

In February 2010, we entered into a License and Collaboration Agreement with TopoTarget A/S, or TopoTarget, as amended in October 2013, for the development and commercialization of BELEODAQ™ (belinostat). The License and Collaboration Agreement provides that we have the exclusive right to sell, distribute, develop and commercialize BELEODAQ in North America and India, with a right of negotiation for China under certain conditions. In connection with the transaction, in addition to receipt of an upfront license fee and eligibility for royalties based upon future net sales of certain products, TopoTarget remained eligible to receive contingent consideration, in the form of cash and/or the Company’s common stock, upon achievement of certain regulatory and sales milestones, if any. On February 5, 2014, the Company received a communication from the FDA notifying the Company that its NDA for BELEODAQ for injection has been accepted for filing by the FDA with priority review.

As a result of the satisfaction of this NDA acceptance milestone, pursuant to the License and Collaboration Agreement, the Company paid TopoTarget $10 million in cash and issued TopoTarget an aggregate amount of 1,000,000 shares of the Company’s common stock in a private placement. Pursuant to the terms of the Registration Rights and Stockholder Agreement between the parties entered into in February 2010, we agreed to file a registration statement, of which this prospectus forms a part, for the purpose of registering for resale under the Securities Act of 1933, as amended, all of the shares of our common stock issued to TopoTarget pursuant to the License and Collaboration Agreement.

The Offering

Common stock to be offered by the selling stockholder	1,000,000 shares of common stock, $0.001 par value

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by this prospectus. All of the proceeds from the sale or other disposition of the shares of common stock offered by this prospectus will be received by the selling stockholder.

Nasdaq Global Select Market Symbol	SPPI

Risk Factors	See “Risk Factors” beginning on page 4 of this prospectus and the other information included in or incorporated by reference into this prospectus for a discussion of the factors you should consider before making an investment decision.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information”. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the information and documents incorporated by reference into this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and include, but are not limited to, statements regarding the success, safety and efficacy of our drug products, product approvals, product sales, revenues, development timelines, product acquisitions, liquidity and capital resources and trends. Such statements may be signified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Those statements appear in this prospectus and the documents incorporated herein by reference and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section of this prospectus entitled “Risk Factors” set forth above.

This prospectus and the information and documents incorporated by reference in this prospectus also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We are registering the shares of our common stock covered by this prospectus pursuant to registration rights granted to the selling stockholder. The selling stockholder will receive all of the proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. We are not selling any securities under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholder or its transferees, pledgees, assignees, distributees, donees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 1,000,000 shares of our common stock issued to the selling stockholder pursuant to the License and Collaboration Agreement. See “Prospectus Summary—License and Collaboration Agreement with TopoTarget A/S.” The table below presents information regarding the selling stockholder, the shares of common stock that it may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of common stock the selling stockholder will own assuming all of the shares covered by this prospectus are sold by the selling stockholder.

We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.

The information in the table is based on 65,582,245 shares outstanding as of April 28, 2014 and was prepared based on information supplied to us by the selling stockholder. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the selling stockholder the right to acquire shares of common stock within 60 days of April 28, 2014. Other than the transactions referred to herein and in documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling stockholder has not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities.

Name of Selling Stockholder(1)	Number of Shares Beneficially Owned Prior to the Offering(2)		Number of Shares Offered Hereby		Number of Shares Beneficially Owned After the Offering	Percentage of Class Beneficially Owned After the Offering
TopoTarget A/S	1,000,000	(3)	1,000,000	(3)	—	—

(1)	Information concerning named selling stockholder or future transferees, pledgees, assignees, distributees, donees or successors of or from any such stockholder or others who later hold any selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.
(2)	Beneficial ownership is determined in accordance with the rules and regulations of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
(3)	Anders Vadsholt, Chief Executive Officer of the selling stockholder, with an address at Fruebjergvej 3, DK-2100 Copenhagen, Denmark, has voting and dispositive power over these securities.

PLAN OF DISTRIBUTION

The selling stockholder, including its transferees, pledgees, assignees, distributees, donees or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus.

The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of common stock that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale (subject to certain restrictions on sales volume contained in the Registration Rights and Stockholder Agreement). These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of shares of common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of common stock;

•	short sales or transactions to cover short sales relating to the shares of common stock;

•	one or more exchanges or over the counter market transactions;

•	through distribution by the selling stockholder or its successor in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling stockholder; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may also resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the common stock so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares of common stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the number of shares of common stock offered;

•	the price of such common stock;

•	the proceeds to the selling stockholder from the sale of such common stock;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

The selling stockholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase common stock from the selling stockholder at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholder may be deemed to be an “underwriter” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied in accordance with Rule 153 under the Securities Act.

We and the selling stockholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

The selling stockholder will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. These restrictions may affect the marketability of such common stock.

In order to comply with applicable securities laws of some states, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any common stock of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of common stock under this prospectus, underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq Global Select Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock offered by this prospectus will be passed upon for us by Stradling Yocca Carlson  & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports thereon, which conclude, among other things, that Spectrum Pharmaceuticals, Inc. did not maintain effective internal control over financial reporting as of December 31, 2013, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein, included therein, and which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing. Effective March 17, 2014, Ernst & Young LLP is no longer our independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.

We have filed with the Commission a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Commission at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our Internet websites located at http://www.sppirx.com and http://www.spectrumpharm.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider such information to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference into this prospectus certain information that we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the Commission (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on March 12, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A for our 2014 Annual Meeting filed with the Commission on April 29, 2014;

•	our Current Reports on Form 8-K, as filed with the Commission on January 13, 2014, February 6, 2014, March 21, 2014, March 31, 2014, April 10, 2014, April 11, 2014 and April 17, 2014;

•	the description of our common stock contained in the Registration of Securities of Certain Successor Issuers filed pursuant to Section 12(g) of the Exchange Act on Form 8-B on June 27, 1997, including any amendment or reports filed for the purpose of updating such description; and

•	the description of our Rights to Purchase Series B Junior Participating Preferred Stock contained in the Registration of Certain Classes of Securities filed pursuant to Section 12(b) of the Exchange Act on Form 8-A on December 13, 2010, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the Commission after the filing of the registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed “furnished” but not “filed” with the Commission. Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Spectrum Pharmaceuticals, Inc.
11500 South Eastern Avenue, Suite 240
Henderson, Nevada 89052
Telephone: (702) 835-6300
Attention: Investor Relations

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

1,000,000 Shares of Common Stock

PROSPECTUS

May 6, 2014